BAR HARBOR BANKSHARES AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
           MARCH 31, 1995 AND DECEMBER 31, 1994
          (UNAUDITED)




                                            MARCH 31            DECEMBER 31
                                                1995                   1995
ASSETS
CASH AND DUE FROM BANKS                     $6,300,934           $9,714,713
FEDERAL FUNDS SOLD                           2,600,000                    0
INVESTMENT SECURITIES
  SECURITIES HELD TO MATURITY               86,335,351           85,080,071
  SECURITIES AVAILABLE FOR SALE              6,271,534            6,238,887
GROSS LOANS                                190,459,413          185,993,806
ALLOWANCE FOR POSSIBLE
  LOAN LOSSES                            1,069,681,526        1,069,849,989
NET LOANS                                  186,399,115          182,101,971

PREMISES AND EQUIPMENT                       5,655,385            5,566,224
OTHER ASSETS                                 8,636,737            7,985,584

TOTAL ASSETS                              $302,199,056         $296,687,450

LIABILITIES AND STOCKHOLDERS' EQUITY
  LIABILITIES
  DEPOSITS
  DEMAND DEPOSITS                          $26,663,491          $30,124,536
  NOW ACCOUNTS                              35,798,156           37,951,497
  SAVINGS DEPOSITS                          54,770,137           61,981,439
  TIME, $100,000 AND OVER                    8,136,758            7,977,495
  OTHER TIME                                97,166,037           87,509,593

TOTAL DEPOSITS                             222,534,579          225,544,560
SECURITIES SOLD UNDER
  REPURCHASE AGREEMENTS                     23,778,822           13,947,903
  ADVANCES FROM FEDERAL
  HOME LOAN BANK                            22,000,000           25,000,000
OTHER LIABILITIES                            3,730,185            3,434,203
TOTAL LIABILITIES                          272,043,586          267,926,666
COMMITMENTS AND CONTINGENT LIABILITIES
  CAPITAL STOCK, PAR VALUE $10
  AUTHORIZED 600,000 SHARES
  ISSUED 361,967 IN 1994
  AND 362,721 IN 1995                        3,627,210            3,619,670
SURPLUS                                      7,368,696            7,314,408
RETAINED EARNINGS                           20,426,987           19,118,679
  NET UNREALIZED APPRECIATION ON
  SECURITIES AVAILABLE FOR SALE,
  NET OF TAX OF $37,388                         72,577               48,027
  LESS:  COST OF 20,000 SHARES
  OF TREASURY STOCK                         (1,340,000)          (1,340,000)

TOTAL STOCKHOLDERS' EQUITY                  30,155,470           28,760,784

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                    $302,199,056         $296,687,450
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 The accompanying notes are an integral part of these consolidated financial statements.